Exhibit 99.1

NewGenIvf and A SPAC I Announce Closing of Business Combination

NewGenIvf’s shares and warrants are expected to begin trading on the Nasdaq Capital Market under the tickers “NIVF” and “NIVFW”, respectively, on April 4, 2024

NEW YORK, April 3, 2024 /PRNewswire/ -- NewGenIvf Limited (“NewGen” or the “Company”), a comprehensive fertility services provider in Asia helping couples and individuals obtain access to fertility treatments, and A SPAC I Acquisition Corp. (NASDAQ: ASCA) (“A SPAC I”), a publicly traded special purpose acquisition company, today announced the completion of their previously announced business combination (the “Business Combination”). The combined company will be named "NewGenIvf Group Limited" (“NewGenIvf Group”) and its shares and warrants are expected to begin trading on the Nasdaq Capital Market under the tickers "NIVF", and "NIVFW", respectively, on April 4, 2024.

Mr. Siu Wing Fung Alfred, Founder, Chairman, and CEO of NewGen commented, “We are thrilled to announce our upcoming debut on the Nasdaq as we complete our business combination with A SPAC I. Demand for fertility services is growing across Asia, and we are uniquely positioned to take advantage of this emerging opportunity. We believe our public listing will help us to accelerate our growth and execute on our long-term vision, bolstering our ability to provide accessible, comprehensive fertility solutions to individuals and couples who need them. I am proud of all we have accomplished to date, and I am eager to begin the next phase of our company’s journey.”

Claudius Tsang, CEO, CFO and Chairman of A SPAC I, commented, “We are excited to complete the Business Combination, and to see what NewGen will accomplish in this new chapter of its story. We believe that the company will continue to play a significant role in Asia’s burgeoning fertility services market.”

Advisors

Jun He Law Offices served as the legal advisor to NewGen in connection with the Transaction.

Loeb & Loeb LLP and Ogier served as legal counsel to A SPAC I in connection with the Transaction.

About NewGen

NewGen is a comprehensive fertility services provider in Asia helping couples and individuals obtain access to fertility treatments. With a mission to aid couples and individuals in building families regardless of fertility challenges, NewGen has dedicated itself to creating increased access to infertility treatment and providing comprehensive fertility services for its customers. NewGen Group and its management have over a decade of experience in the fertility industry. NewGen's clinics are located in Thailand, Cambodia, and Kyrgyzstan, and present a full suite of services for its patients, including comprehensive infertility and assisted reproductive technology treatments, egg and sperm donation, and surrogacy, in the appropriate jurisdictions, respectively. To learn more, visit www.newgenivf.com. The information contained on, or accessible through, NewGen's website is not incorporated by reference into this press release, and you should not consider it a part of this press release.

About A SPAC I Acquisition Corp.

A SPAC I Acquisition Corp. was a blank check company sponsored by A SPAC (Holdings) Acquisition Corp., a British Virgin Islands company, and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company's or NewGenIvf Group’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company's or NewGenIvf Group’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company or NewGenIvf Group operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in NewGenIvf Group’s Annual Report on Form 20-F and other documents filed or to be filed by NewGenIvf Group’s with the U.S. Securities and Exchange Commission (the "SEC") from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these documents are available on the SEC's website, www.sec.gov. All information provided herein is as of the date of this press release, and the Company and NewGenIvf Group undertakes no obligation to update any forward-looking statement, except as required under applicable law.

Investor Relations Contact

ICR, LLC
Robin Yang
Phone: +1 (212) 537-4406
Email: Newgenivf.IR@icrinc.com